Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Kyle Bland Navigant Investor Relations 312.573.5624 kyle.bland@navigant.com	Belia Ortega Navigant Corporate Communications 312.583.2640 belia.ortega@navigant.com

NAVIGANT REPORTS FOURTH QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS AND PROVIDES 2019 OUTLOOK

CHICAGO, Feb. 26, 2019 – Navigant (NYSE: NCI) today reported financial results for the quarter and year ended December 31, 2018, which finished in-line with the Company’s communicated guidance range.

Fourth quarter 2018 financial summary:

•	Revenues and revenues before reimbursements (RBR) of $193.2 and $174.6 million respectively, were up 9% and 11% compared to fourth quarter 2017
•

Net income from continuing operations of $3.8 million was down $18.6 million from the prior year period primarily due to the tax gain related to the Tax Cuts and Jobs Act (Tax Reform) recognized in 2017

•

Net income attributable to Navigant Consulting, Inc. of $5.9 million, or $0.14 per share, was down $37.2 million compared to the prior year period primarily due to the impact of divesting the Company’s Disputes, Forensics and Legal Technology segment and Transaction Advisory Services practice (SaleCo divestiture) earlier in 2018 and the gain related to Tax Reform recognized in the prior year period

•	Adjusted Earnings per Share (EPS) from continuing operations of $0.10 was up $0.01 compared to fourth quarter 2017
•	Repurchased $57.1 million of common stock through the Company’s accelerated share repurchase plan

Full year 2018 financial summary:

•	Revenues and revenues before reimbursements (RBR) of $743.6 and $672.7 million respectively, were up 4% and 6% compared to full year 2017
•	Net income from continuing operations of $15.2 million was down $16.2 million from the prior year period primarily due to the Tax Reform gain recognized in 2017
•

Net income attributable to Navigant Consulting, Inc. of $120.6 million, or $2.64 per share, was up $45.6 million compared to the prior year period primarily due to the gain recognized from the SaleCo divestiture which more than offset the benefit related to Tax Reform recognized in the prior year period

•	Adjusted EPS from continuing operations of $0.47 increased $0.11 compared to full year 2017
•	Returned $116.9 million to shareholders, including repurchases of common stock totaling $112.5 million and the initiation of a quarterly dividend
•	Delivered full-year 2018 results within communicated guidance ranges

2019 outlook:

•

Management provides full year 2019 financial outlook including RBR guidance of between $735 million and $765 million, Adjusted EBITDA between $70 million and $80 million and Adjusted EPS between $0.85 and $1.00

“2018 was a year of significant transformation for Navigant,” said Julie Howard, chairman and CEO of Navigant.  “In the year, we advanced our strategy by becoming a more specialized management consulting and managed services firm with a concentrated focus on industries undergoing significant market, regulatory and technological transformation.  We sought out innovative new ways to serve our clients, including the launch of a first-of-its-kind joint-venture with Baptist

Health South Florida to expand our managed services portfolio and deliver more consistent revenue streams.  We expanded our digital and analytic capabilities in each segment and enhanced our capital allocation strategy by returning nearly $117 million to our shareholders through accelerated share repurchases and the initiation of a quarterly dividend.”

Howard continued, “We accomplished these objectives while also producing solid operating results and delivering against our guidance targets for the year.  We enter 2019 with significant opportunities in front of us, the financial flexibility to pursue growth and confidence in our ability to execute.  Our future has never been brighter.”

FOURTH QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS

	For the quarter ended December 31,			For the year ended December 31,
(Dollars in millions, excluding per share data)	2018	2017	Increase / (Decrease)	2018	2017	Increase / (Decrease)
Revenue	$193.2	$177.0	$16.2	$743.6	$714.1	$29.5
RBR	$174.6	$156.6	$18.0	$672.7	$636.9	$35.8
Net income from continuing operations	$3.8	$22.4	$(18.6)	$15.2	$31.4	$(16.2)
Net income attrib. to Navigant Consulting, Inc.	$5.9	$43.1	$(37.2)	$120.6	$75.0	$45.6
Adjusted EBITDA (1)	$12.8	$15.2	$(2.4)	$57.0	$59.1	$(2.1)
Adjusted Earnings per Share (1)	$0.10	$0.09	$0.01	$0.47	$0.36	$0.11
(1) Continuing operations only. See definition and reconciliation of non-GAAP measures elsewhere in this release

Navigant reported fourth quarter 2018 revenues and RBR of $193.2 million and $174.6 million respectively, up 9% and 11% compared to the fourth quarter 2017.  The quarter benefited from stronger-than-expected performance of the Health System Solutions (HSS) joint-venture and continued robust demand in the Energy segment which helped to offset slower conversion of engagements in Healthcare consulting.

Adjusted EBITDA from continuing operations for fourth quarter 2018 was $12.8 million, down $2.4 million from the prior year period driven by a higher-than-usual year-end pause in our Financial Services Advisory and Compliance (FSAC) segment, slower-than-expected results in Healthcare consulting and higher general and administrative costs in the current year period.

Fourth quarter 2018 net income attributable to Navigant Consulting, Inc. of $5.9 million was down $37.2 million compared to the prior year period due to the current period impact related to the absence of the businesses included in the SaleCo divestiture, as well as the lapping of the Tax Reform gain recognized in the prior year period.  Net income from continuing operations of $3.8 million was down $18.6 million from the prior year period primarily due to the Tax Reform gain recognized in the prior year period.  Fourth quarter 2018 Adjusted EPS from continuing operations of $0.10 was up $0.01 compared to fourth quarter 2017, as lower operating profitability, discussed above, was more than offset by lower net interest cost and a lower share count in the current year period.

Navigant reported full year 2018 revenues and RBR of $743.6 million and $672.7 million respectively, up 4% and 6% compared to full year 2017.  All three segments realized RBR growth year-over-year with FSAC and Energy both seeing double digit growth at 14% and 12%, respectively.  The Healthcare segment grew modestly, with RBR up 1%, as the contribution of HSS was largely offset by lower year-over-year performance in Healthcare consulting.

Adjusted EBITDA from continuing operations for 2018 was $57.0 million, down $2.1 million from the prior year as the maintenance of resources in Healthcare consulting, as well as headcount and technology investments in the FSAC segment offset the contributions from robust performance in our Energy segment and the contribution of the new managed services engagements in Healthcare (through the HSS joint-venture) and FSAC.

Net income attributable to Navigant Consulting, Inc. of $120.6 million, was up $45.6 million compared to the prior year largely due to a gain recognized from the SaleCo divestiture, which more than offset the Tax Reform benefit and a full-year of results from discontinued operations (compared to a partial year in 2018) in the prior year period.  Net income from continuing operations of $15.2 million was down $16.2 million compared to the prior year period primarily due to the Tax Reform benefit recognized in 2017.  Full year 2018 Adjusted EPS from continuing operations of $0.47 was up $0.11 compared to full year 2017 aided by lower depreciation and amortization, lower net interest costs and a lower share count in the current year period.  Full year 2018 Adjusted EPS includes $0.05 of adjustments to reflect the prior period impact related to the settlement of our 2014 income tax audit with the Internal Revenue Service (IRS).  See non-GAAP reconciliations for more details.

CASH FLOW AND BALANCE SHEET

Fourth quarter 2018 net cash used in operating activities was $5.8 million compared to net cash provided by operating activities of $70.7 million for fourth quarter 2017.  This change is primarily driven by the absence of net income from discontinuing operations and a large tax payment related to the SaleCo divestiture in the current year period, as well as lower working capital in the prior year period. Days Sales Outstanding for continuing operations was 70 days as of December 31, 2018, a 3-day improvement compared to December 31, 2017.  Our $350 million credit facility remains undrawn as of December 31, 2018 and cash and cash equivalents were $206.9 million at the end of the period.

Navigant continued its accelerated pace of share buybacks by repurchasing 2.5 million shares of common stock during the fourth quarter 2018 at an aggregate cost of $57.1 million and an average price of $22.83 per share. As of December 31, 2018, the Company had $78.3 million remaining under its stock repurchase authorization, which was refreshed on May 10, 2018 and expires on December 31, 2020.

FOURTH QUARTER 2018 SEGMENT RESULTS

	For the quarter ended December 31,
(Dollars in millions, numbers may not foot due to rounding)	2018	2017	Increase / (Decrease)
RBR
Healthcare	$105.5	$93.7	$11.8
Energy	34.6	30.7	3.9
Financial Services Advisory and Compliance	34.5	32.2	2.3
Total Company	$174.6	$156.6	$18.0
Revenues
Healthcare	$113.2	$102.8	$10.4
Energy	42.4	37.0	5.4
Financial Services Advisory and Compliance	37.6	37.2	0.4
Total Company	$193.2	$177.0	$16.2
Segment Operating Profit
Healthcare	$28.5	$27.3	$1.2
Energy	10.1	8.3	1.8
Financial Services Advisory and Compliance	9.8	12.8	(3.0)
Total Company	$48.4	$48.4	$-
Segment Operating Margin (% of RBR)
Healthcare	27.0%	29.1%	-2.1%
Energy	29.2%	27.0%	2.2%
Financial Services Advisory and Compliance	28.4%	39.8%	-11.4%
Total Company	27.7%	30.9%	-3.2%

Healthcare segment RBR of $105.5 million increased 13% for the fourth quarter 2018 compared to the same prior year period driven by the contribution of the HSS joint venture with Baptist Health South Florida which more than offset prolonged softness in certain areas of Healthcare consulting. Segment operating profit of $28.5 million increased $1.2 million in fourth quarter 2018 compared to the fourth quarter 2017 as the contributions from HSS and improving margins in managed services more than offset lower top-line performance in healthcare consulting.

Energy segment RBR for fourth quarter 2018 of $34.6 million increased 13% compared to fourth quarter 2017, driven by continued strong demand across the segment. Segment operating profit of $10.1 million for the quarter was up 22% compared to the fourth quarter 2017 driven by the strong top-line performance and higher utilization in the current year period.

FSAC segment RBR for the fourth quarter 2018 finished at $34.5 million, up 7% compared to fourth quarter 2017, driven by the ramp-up of the new managed services engagement which began in the third quarter 2018.  Segment operating profit of $9.8 million was down $3.0 million compared to the prior year period as a prolonged year-end pause with some large clients and start-up delays on certain engagements drove lower utilization in the current year period.

2019 GUIDANCE

Management provides its full year 2019 outlook:

•	Revenues estimated to be between $810 million and $840 million
•	RBR expected to range between $735 million and $765 million
•	Adjusted EBITDA expected to range between $70 million and $80 million
•	Adjusted EPS estimated to be between $0.85 and $1.00 per share
•	Adjusted Free Cash Flow estimated to be between $43 million and $53 million
•	Capital expenditures estimated to be approximately $20 million

CONFERENCE CALL DETAILS

Navigant will host a conference call to discuss the Company’s fourth quarter and full year 2018 results at 10 a.m. Eastern Time (9 a.m. Central Time) later this morning, Tuesday, Feb. 26, 2019. The conference call may be accessed via the Navigant website (investors.navigant.com) or by dialing 888.455.9733 (630.395.0358 for international callers) and referencing pass code “NCI.” Presentation materials for the webcast, as well as a report of financial and related supplemental information will be available on the Navigant website, as will an archived replay of the earnings conference call.

NON-GAAP FINANCIAL INFORMATION

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Navigant has provided guidance regarding Adjusted EBITDA and Adjusted Earnings Per Share both of which exclude the impact of severance expense and other operating costs (benefit), as applicable.  Navigant is not able to accurately forecast the excluded items at the level of precision that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

BASIS OF PRESENTATION

Due to the sale of the Disputes, Forensics and Legal Technology segment and the Transaction Advisory Services practice, formerly part of the Financial Services Advisory and Compliance segment, the Company has classified these businesses as discontinued operations with the assets and liabilities being presented as held-for-sale in prior periods. Prior period comparisons have been adjusted to reflect this reporting change.

DEFINITIONS

•

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Share (EPS) Adjusted EBITDA is EBITDA – earnings before interest, taxes, depreciation, and amortization – excluding the impact of severance expense and other operating costs (benefit), as applicable. Adjusted Net Income and Adjusted Earnings per Share exclude the net income and per share net income impact of severance expense, other operating costs (benefit) and certain tax adjustments including the benefit recognized in the fourth quarter 2017 related to the 2017 Tax Cuts and Jobs Act and the impact of prior period tax adjustments related to the settlement of our 2014 income tax audit with the IRS (impacting 2018 periods only), as applicable. While other operating costs (benefit) are generally non-recurring in nature, severance expense and certain other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these non-GAAP financial measures provide investors with enhanced comparability of Navigant’s results of operations across periods. See non-GAAP reconciliations for more details.

•

Adjusted Free Cash Flow is calculated as net cash provided by (used in) operations excluding the change in assets, liabilities and allowance for doubtful accounts less cash payment for property, equipment and deferred acquisition liabilities. Adjusted Free Cash Flow does not represent cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that Adjusted Free Cash Flow provides investors with an indicator of cash available for on-going business operations and long-term value creation. See non-GAAP reconciliations for more details.

ABOUT NAVIGANT

Navigant Consulting, Inc. (NYSE: NCI) (“the Company”) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage, and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the firm primarily serves clients in the healthcare, energy, and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

Statements included in this report which are not historical in nature are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “may,” “should,” “could,” “intend,” “estimate,” “expect,” “likely,” “continue,” “plan,” “projects,” “positioned,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this report. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the risk of unanticipated costs, liabilities or an adverse impact on the Company’s business operations arising from the Company’s provision of post-divestiture transition services and support in connection with the sale of the Company’s Disputes, Forensics and Legal Technology segment and the transaction advisory services practice within the Company’s Financial Services Advisory and Compliance segment;  the execution of the Company’s long-term growth objectives and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures and complete such acquisitions and divestitures in the time anticipated; pace, timing and integration of acquisitions; operational risks associated with new or expanded service areas, including business process management services; impairments; changes in accounting standards or tax rates, laws or regulations; management of professional staff, including dependence on key personnel, recruiting, retention, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements and the Company’s ability to attract new business; brand equity; competition; accurate pricing of engagements, particularly fixed fee and multi-year engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; government contracting; professional liability; information security; the adequacy of our business, financial and information systems and technology; maintenance of effective internal controls; potential legislative and regulatory changes; continued and sufficient access to capital; compliance with covenants in our credit agreement; interest rate risk; and market and general economic and political conditions. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Form 10-K, and elsewhere in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website or at investors.navigant.com.  The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data (1))

(Unaudited)

	For the quarter ended		For the year ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Revenues before reimbursements	$174,639	$156,635	$672,694	$636,942
Reimbursements	18,576	20,398	70,920	77,124
Total revenues	193,215	177,033	743,614	714,066
Cost of services:
Cost of services before reimbursable expenses	127,570	109,009	479,572	443,423
Reimbursable expenses	18,576	20,398	70,920	77,124
Total cost of services	146,146	129,407	550,492	520,547
General and administrative expenses	34,507	32,663	138,571	139,024
Depreciation expense	5,074	4,806	20,040	20,398
Amortization expense	1,476	2,156	6,461	8,574
Other operating costs	51	280	3,128	2,600
Operating income	5,961	7,721	24,922	22,923
Interest expense	300	758	2,708	3,022
Interest income	(1,095)	(109)	(1,988)	(320)
Other (benefit) expense, net	(449)	410	119	895
Income from continuing operations before income tax expense	7,205	6,662	24,083	19,326
Income tax expense (benefit)	3,381	(15,704)	8,900	(12,031)
Net income from continuing operations	3,824	22,366	15,183	31,357
Income from discontinued operations, net of tax	2,413	20,754	105,848	43,595
Net income	6,237	43,120	121,031	74,952
Income attributable to non-controlling interest, net of tax	(319)	-	(389)	-
Net income attributable to Navigant Consulting, Inc.	$5,918	$43,120	$120,642	$74,952

Basic net income per share data
Income from continuing operations attributable to Navigant Consulting, Inc.	$0.08	$0.49	$0.33	$0.67
Income from discontinued operations, net of tax	$0.06	$0.45	$2.39	$0.94
Net income attributable to Navigant Consulting, Inc.	$0.14	$0.94	$2.72	$1.61
Shares used in computing basic per share data	42,442	45,708	44,328	46,593

Diluted net income per share data
Income from continuing operations attributable to Navigant Consulting, Inc.	$0.08	$0.47	$0.32	$0.65
Income from discontinued operations, net of tax	$0.06	$0.44	$2.31	$0.90
Net income attributable to Navigant Consulting, Inc.	$0.14	$0.91	$2.64	$1.55
Shares used in computing diluted per share data	43,594	47,223	45,727	48,226

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

(Unaudited)

	December 31,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$206,920	$8,449
Accounts receivable, net and contract assets	179,923	165,838
Prepaid expenses and other current assets	22,512	21,006
Assets held for sale	-	361,030
Total current assets	409,355	556,323
Non-current assets:
Property and equipment, net	63,025	71,432
Intangible assets, net	14,166	20,172
Goodwill	422,357	422,959
Other assets	8,644	9,378
Total assets	$917,547	$1,080,264

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,302	$8,404
Accrued liabilities	15,558	9,734
Accrued compensation-related costs	69,555	58,515
Income tax payable	13,357	3,199
Other current liabilities	34,044	30,550
Liabilities held for sale	-	86,384
Total current liabilities	145,816	196,786
Non-current liabilities:
Deferred income tax liabilities	33,901	36,598
Other non-current liabilities	25,277	26,602
Bank debt non-current	-	132,944
Total non-current liabilities	59,178	196,144
Total liabilities	204,994	392,930
Stockholders' equity:
Common stock	49	58
Additional paid-in capital	664,473	659,825
Treasury stock	(160,972)	(224,366)
Retained earnings	211,543	270,995
Accumulated other comprehensive loss	(6,529)	(19,178)
Total Navigant Consulting Inc. stockholders' equity	708,564	687,334
Non-controlling interest	3,989	-
Total stockholders' equity	712,553	687,334
Total liabilities and stockholders' equity	$917,547	$1,080,264

Days sales outstanding, net (DSO) - Continuing operations	70	73

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	For the quarter ended		For the year ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$6,307	$43,120	$121,031	$74,952
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation expense	5,074	6,785	23,815	28,826
Amortization expense	1,475	2,247	6,672	8,960
Share-based compensation expense	1,462	2,623	6,582	13,037
Deferred income taxes	(1,355)	(23,517)	(27,706)	(16,463)
Allowance for doubtful accounts receivable	1,157	1,411	8,742	7,755
Payments of contingent acquisition liabilities in excess of initial fair value	-	-	(1,186)	(1,700)
Contingent acquisition liability adjustments, net	-	-	-	2,213
Loss (gain) on disposition of assets	2,735	-	(84,436)	-
Other, net	(816)	1,286	996	3,113
Changes in assets and liabilities (net of dispositions):
Accounts receivable, net and contract assets	(5,269)	28,160	(34,464)	(11,773)
Prepaid expenses and other assets	(6,289)	(5,677)	3,806	(6,712)
Accounts payable	4,356	152	1,436	1,058
Accrued liabilities	(6,586)	89	(86)	1,158
Accrued compensation-related costs	5,827	7,354	1,938	(10,589)
Income taxes payable	(27,288)	3,281	8,457	3,248
Other liabilities	13,410	3,402	1,992	5,452
Net cash (used in) provided by operating activities	(5,800)	70,716	37,589	102,535

Cash flows from investing activities:
Purchases of property and equipment	(4,253)	(7,921)	(15,543)	(38,650)
Acquisitions of businesses, net of cash acquired	-	(5,000)	-	(5,000)
Proceeds from dispositions, net of selling costs	-	-	426,079	-
Other, net	-	(121)	-	(812)
Net cash (used in) provided by investing activities	(4,253)	(13,042)	410,536	(44,462)

Cash flows from financing activities:
Issuances of common stock	440	708	3,550	3,919
Repurchases of common stock	(57,096)	(14,993)	(112,546)	(43,005)
Dividend payments	(2,093)	-	(4,315)	-
Payments of contingent acquisition liabilities	(1,000)	-	(2,170)	(8,630)
Repayments to banks	-	(108,036)	(453,064)	(457,200)
Borrowings from banks	-	64,066	321,231	452,524
Payments of debt issuance costs	(451)	(5)	(451)	(1,297)
Non-controlling interest	-	-	3,600	-
Other, net	(167)	(122)	(4,861)	(5,009)
Net cash used in financing activities	(60,367)	(58,382)	(249,026)	(58,698)

Effect of exchange rate changes on cash and cash equivalents	(85)	152	(628)	783
Net (decrease) increase in cash and cash equivalents	(70,505)	(556)	198,471	158
Cash and cash equivalents at beginning of the period	277,425	9,005	8,449	8,291
Cash and cash equivalents at end of the period	$206,920	$8,449	$206,920	$8,449

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data and percentages (1))

(Unaudited)

EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share (2)	For the quarter ended		For the year ended
	December 31,		December 31,
	2018	2017	2018	2017
Severance expense	$246	$268	$2,492	$4,593
Income tax benefit (3)	(49)	(98)	(659)	(1,772)
Tax-effected impact of severance expense	$197	$170	$1,833	$2,821

Other operating (benefit) costs - contingent acquisition liability adjustment, net	$(984)	$-	$(984)	$2,213
Income tax expense (benefit) (3)	205	-	205	(888)
Tax-effected impact of other operating (benefits) costs - contingent acquisition liability adjustment, net	$(779)	$-	$(779)	$1,325

Other operating costs (benefit) - gain on termination of swaps and other financing costs	$30	$-	$(418)	$145
Income tax (benefit) expense (3)	(8)	-	114	(58)
Tax-effected impact of other operating costs (benefit) - gain on termination of swaps and other financing costs	$22	$-	$(304)	$87

Other operating costs - asset impairment	$1,019	$-	$1,019	$-
Income tax benefit (3)	(278)	-	(278)	-
Tax-effected impact of other operating costs - other impairment	$741	$-	$741	$-

Other operating costs -other (benefits) costs (4)	$(14)	$280	$3,511	$242
Income tax expense (benefit) (3)	1	(113)	(960)	(97)
Tax-effected impact of other operating (benefits) costs - other costs	$(13)	$167	$2,551	$145

Adjusted EBITDA reconciliation:
Net income from continuing operations	$3,824	$22,366	$15,183	$31,357
Interest expense	300	758	2,708	3,022
Interest income	(1,095)	(109)	(1,988)	(320)
Other (benefit) expense, net	(449)	410	119	895
Income tax expense (benefit)	3,381	(15,704)	8,900	(12,031)
Depreciation expense	5,074	4,806	20,040	20,398
Accelerated depreciation - office consolidation (included in other operating costs)	-	101	-	101
Amortization expense	1,476	2,156	6,461	8,574
EBITDA	$12,511	$14,784	$51,423	$51,996
Severance expense	246	268	2,492	4,593
Other operating (benefit) costs - contingent acquisition liability adjustment, net	(984)	-	(984)	2,213
Other operating costs (benefit) - gain on termination of swaps and other financing costs	30	-	(418)	145
Other operating costs - other impairment	1,019	-	1,019	-
Other operating (benefits) costs - other costs	(14)	179	3,511	141
Adjusted EBITDA from continuing operations	$12,808	$15,231	$57,043	$59,088

Adjusted Net Income reconciliation:
Net income from continuing operations	$3,824	$22,366	$15,183	$31,357
Tax-effected impact of severance expense	197	170	1,833	2,821
Tax-effected impact of other operating (benefits) costs - contingent acquisition liability adjustment, net	(779)	-	(779)	1,325
Tax-effected impact of other operating costs (benefit) - gain on termination of swaps and other financing costs	22	-	(304)	87
Tax-effected impact of other operating costs - other impairment	741	-	741	-
Tax-effected impact of other operating (benefits) costs - other costs	(13)	167	2,551	145
Impact of certain income tax related items (5)	235	(18,493)	2,235	(18,493)
Adjusted Net Income from continuing operations	$4,227	$4,210	$21,460	$17,242
Shares used in computing adjusted per diluted share data	43,594	47,223	45,727	48,226
Adjusted Earnings per Share from continuing operations	$0.10	$0.09	$0.47	$0.36

	For the quarter ended		For the year ended
Adjusted Free Cash Flow (6)	December 31,		December 31,
	2018	2017	2018	2017
Net cash (used in) provided by operating activities	$(5,800)	$70,716	$37,589	$102,535
Changes in assets and liabilities	21,839	(36,761)	16,921	18,158
Allowance for doubtful accounts receivable	(1,157)	(1,411)	(8,742)	(7,755)
Purchases of property and equipment	(4,253)	(7,921)	(15,543)	(38,650)
Payments of contingent acquisition liabilities	(1,000)	-	(2,170)	(8,630)
Adjusted Free Cash Flow	$9,629	$24,623	$28,055	$65,658

Leverage Ratio (7)	At December 31,
	2018	2017
Adjusted EBITDA for prior twelve-month period (continuing + discontinued operations)	$110,526	$125,838
Bank debt	$-	$132,944
Leverage Ratio	-	1.06

	For the quarter ended			For the year ended
Organic Growth (8)	December 31,			December 31,
	2018	2017	Growth	2018	2017	Growth
Revenues before reimbursements	$174,639	$156,635	11.5%	$672,694	$636,942	5.6%
Pro forma acquisition adjustment	-	473		-	4,741
Currency impact	436	-		(1,907)	-
Organic RBR	$175,075	$157,108	11.4%	$670,787	$641,683	4.5%

Footnotes

(1) Per share data may not sum due to rounding.

(2) EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit), as applicable.  Adjusted Net Income and Adjusted Earnings per Share exclude net income and per share net income impact of severance expense and other operating costs (benefit) and certain tax adjustments including the benefit recognized in the fourth quarter 2017 related to the 2017 Tax Cuts and Jobs Act and the impact of prior period tax adjustments related to the settlement of our 2014 income tax audit with the IRS (impacting 2018 periods only), as applicable. While other operating costs (benefit) are generally non-recurring in nature, severance expense and certain other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these non-GAAP financial measures provide investors with enhanced comparability of Navigant's results of operations across periods.

(3) Effective income tax expense has been determined based on specific tax jurisdiction.

(4) In 2018, the Company incurred non-recurring legal costs relating to a shareholder proxy contest, as well as non-recurring fees and expenses relating to the SaleCo transaction.

(5) In Q4 2017, the Company recorded adjustments to its deferred income tax liabilities related to the impact of 2017 Tax Cuts and Jobs Act that resulted in an income tax benefit.  In Q4 2018, the Company settled its 2014 income tax audit with the IRS.  The settlement resulted in an incremental tax expense related to the timing of tax deductions on certain executive compensation awards that required employment beyond the year of deduction.  Although tax expense also includes adjustments for the 2014-2017 tax years, the adjustment is primarily driven by the deductions taken on our 2014 income tax return.  After reaching this settlement in Q4 2018, the Company restated the Q1-Q3 2018 Adjusted EPS figures to reflect amounts accrued in those periods for this settlement.  The adjustment includes related interest cost.

(6) Adjusted Free Cash Flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Adjusted Free Cash Flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment.  However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long-term value creation.

(7) Leverage ratio is calculated as bank debt at the end of the period divided by Adjusted EBITDA (for continuing and discontinued operations) for the prior twelve-month period.  Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company's debt obligations.

(8) Organic growth represents revenues before reimbursements from continuing operations adjusted to include the impact of our acquisitions as if we owned them from the beginning of each comparable period and adjusted to exclude the impact of foreign currency exchange rate fluctuations.  Management believes that organic growth reflects the growth of our existing business and is, therefore, useful in analyzing the Company's financial condition and results of operations.